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                                                                    EXHIBIT 99.1



         Austin, Texas (December 22, 1997) ... TCC Industries, Inc. (NYSE:TEL) reported today the results of the voting at the Special Meeting of Shareholders held on December 19, 1997, for the purpose of approving the 1997 Incentive and Performance Stock Option Plan. A tabulation of the votes by the Inspector of Elections established the presence of a quorum and that 91% of the votes were cast for approval of the Plan. The Company also stated that its loan and mortgage subsidiary, Paladin Financial, Inc., had received its license from the U.S. Department of Housing and Urban Development (HUD), and that its merchant and investment banking subsidiary, Barton Creek Capital Corporation, had received its broker-dealer approval from the National Association of Securities Dealers, Inc. Lastly, the Company announced that on December 19, it completed its first securitization of loans.

CONTACT:         Robert Thomajan, President
                 Walter A. DeRoeck, Chairman
                 512-708-5000



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